Exhibit 10.22

SECOND AMENDMENT
to the
XCEL ENERGY INC.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
2009 Restatement

WHEREAS, Xcel Energy Inc. (the “Employer”) established the Xcel Energy Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) for the benefit of its eligible employees; and

WHEREAS, the Employer now wishes to amend the Plan to permit the deferral of all or part of eligible Long-Term Incentive Awards granted to eligible employees;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    Effective May 21, 2013, Section 1.2.1 “Account” is amended by the addition of the phrase “effective on and after May 21, 2013, one or more separate Long-Term Incentive Deferral Subaccounts” following “a separate Employer Discretionary Credit Subaccount” as it appears in such section.

2.    Effective May 21, 2013, Section 1.2 “Definitions” is amended by the addition of new paragraphs 1.2.11A, 1.18A and 1.18B to read as follows:

1.2.11A Disability – the Participant is, by reason of any medically determinable mental or physical impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under the Employer’s long-term disability plan.

1.18A Long-Term Incentive Award-
An award as defined in the 2005 Long Term Incentive Plan, as amended and restated from time to time, or any successor plan thereto.

1.18B Long-Term Incentive Subaccount – Long-term incentive awards payable to the Participant, whether in the form of Performance Shares, Performance Units or any other form of award permissible as provided under the Xcel Energy Inc. Long-Term Incentive Plan and award agreements provided to a Participant. For purposes of this Section, a Long-Term Incentive Award may be considered “performance based compensation” if the award is based on services performed over a period of at least twelve months and meets the definition of performance based compensation found in Code Section 409A and the regulations issued thereunder.
3.    Section 2.1.2 is amended by inserting “Long-Term Incentive Awards” in subsection (a) and (b) after “Annual Incentive Bonus” as it appears therein, and the addition of the following new sentence:
Notwithstanding the above, effective May 21, 2013 ,those Participants who are classified by the Employer as “Section 16 Officers” as such term is defined by rules promulgated by the Securities and Exchange Commission will be eligible for deferrals of Long-
Term Incentive Awards. The Administrator, or to the extent such authority has been delegated to the Committee, the Administrator or the Committee reserves such discretion to add additional classes of eligible Participants for deferral of Long-Term Incentive Awards , subject to uniform rules and advance notice to Eligible Participants.
4.    Section 3.1.1 is amended by the addition of new subparagraph (c) to read as follows:
(c)    Long-Term Incentive Award Deferrals. For each Plan Year, a Participant may elect to make a pre-tax deferral of all or part of any Long-Term Incentive Award granted to such Participant.
5.    Section 3.2.2 is amended by inserting “Long-Term Incentive Awards” in the first sentence after “Base Salary” as it appears therein

6.    Section 3.3 is amended by the addition of new subparagraph (f) to read as follows:
(f)    Long-Term Incentive Award Deferrals. Within a reasonable time following the date that the amount elected by the Participant as a Long-Term Incentive Award would otherwise be paid to such Participant, the Employer shall credit the Participant’s Long-Term Incentive Deferral Subaccount with the amount of such contributions. The Employer will create such separate sub-accounts as is necessary to distinguish between the different type of Long-Term Incentive Awards deferred, as well as any restrictions on holding period, investment or diversification as is needed.
7.    Section 3.4.3(b) is amended by the addition of the following new sentence:
Effective on and after May 21, 2013, any withdrawal or distribution of that part of a Participant’s Long-Term Incentive Subaccount reflecting Performance Units must be distributed in shares of common stock of the Principal Sponsor, other than such portion of such subaccount that consist of fractional shares which will be distributed in cash. The value of such shares shall be determined consistent with the method described in the award agreements and the 2005 Long Term Incentive Plan. All shares of common stock of the Principal Sponsor issued under this Plan as a distribution from a Participant’s Long-Term Incentive Subaccount will be deemed issued from, and shall count against the reserve under, the Company’s 2005 Long-Term Incentive Plan, as amended and restated from time to time, or any successor equity compensation plan.

8.    Section 3.4.4 is amended by the addition of the following new sentence:
A Participant electing to defer all or part of a Long-Term Incentive Award consisting of Performance Shares will be required to have such award remain invested in phantom shares of common stock of the Principal Sponsor for a minimum of one year from the date of deferral, before diversification is allowed pursuant to Section 3.4.2 above. A Participant electing to defer all or part of a Long-Term Incentive Award consisting of Performance Units will be required to have such award remain invested in phantom shares of company stock of the Principal Sponsor, with no further right of diversification allowed.
9.    Section 3.4 is amended by the addition of new subsection 3.4.5 to read as follows:
3.4.5    Special Rules applicable to Deferred Performance Share Awards. To the extent a Participant has elected to defer a Performance Share Award that, at the time of vesting, was determined by the Employer to be awarded in the form of phantom shares of stock of the Company, shall be required to retain the investment form of such award in the Company Stock Fund for a minimum of one-year from the date of deferral, or such time as may be required by the Company.
10.    Section 3.6 is amended by the addition of the phrase “Long-Term Incentive and Annual Incentive” following the phrase “Base Salary” as it appears therein.
11.    Section 4 is amended by inserting “Long-Term Incentive Subaccount” in the first sentence after “Transfer Subaccount” as it appears therein.
12.    Section 5.1 is amended in its entirety to read as follows:
Each Plan Year, at the time of the Participant’s deferral election(s), a Participant may separately elect to have his Base Salary deferrals plus Employer Matching Credits, his Long-Term Incentive Award and his Annual Incentive Bonus deferrals (if any) attributable to such year (a) paid at the time elected by the Participant as provided in Section 5.2, and (b) paid in the form elected by the Participant in Section 5.3. It is expressly contemplated that a Participant may elect separate payment dates and separate payment forms each year for the various sources of contributions to the Plan.
13.    Section 5.7.2 is amended by the addition of the following new sentence:
Valuation of the portion of the Participants Account consisting of phantom shares of common stock of the Company will be valued at the price of a share of the Sponsor’s common stock at the effective date of such Change in Control.

14.    Section 5.9 is amended by the addition of the following new sentence to read as follows:
A Participant may elect in accordance with the Plan to satisfy the withholding requirement, in whole or in part, by having phantom shares of common stock of the Principal Sponsor, to the extent applicable, using the fair market value of a share of the Common Stock of the Principal Sponsor as specified in the 2005 Long Term Incentive Plan, as amended and restated from time to time, or any successor equity compensation plan.
15.    Section 5.10 is amended by the addition of new section 5.10.6 to read as follows:
Disability.     Each Participant’s Account shall be paid to him upon determination of Disability, with such determination to be consistent with rules established by the Employer’s long-term disability insurance carrier, the Social Security Administration, or in accordance with such rules as may be prescribed by IRC Section 409A and the regulations issued thereunder.
16.    Section 9.1 is amended by the addition of new subsection 9.1.3 to read as follows:
9.1.3    Governance, Compensation and Nominating Committee. Any decision required to be determined at the level of Board of Directors or Compensation Committee (whether by rule, regulation or charter) of the Principal Sponsor shall be determined within such Board or Committee, unless such decision making authority has been properly delegated as provided according to this Section.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this 21st day of May, 2013.

/s/ Benjamin G.S. Fowke III

By:	Benjamin G.S. Fowke III

Title:	Chief Executive Officer

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